UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

Genius Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27915	33-0852923
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2230 Broadway Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 453-1222

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2007, Genius Products, Inc. (the “Company”) received a notification from the National Association of Securities Dealers (“NASD”) that it is delinquent with respect to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. As such, the Company is not current in its reporting obligations. Pursuant to NASD Rule 6530, unless the delinquency filing has been received by the Securities and Exchange Commission’s EDGAR system no later than 5:30 p.m. EST on May 18, 2007, the securities of the Company will not be eligible for quotation on the OTC Bulletin Board and, therefore, will be removed.

The Company’s OTC ticker symbol has been appended with a temporary additional “E” which signifies the Company's delinquent status.

As the Company indicated in its Notification of Late Filing under Form 12b-25, which was filed with the SEC in a timely manner, the Company was unable to file its annual report on Form 10-K for the period ended December 31, 2006 by the prescribed date without unreasonable effort or expense as the Company had not completed its evaluation of certain accounting issues associated with various transactions during 2006. The Company is working diligently to complete the 10-K, and intends to file the 10-K with the SEC in the next few days, but in any event before May 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: May 2, 2007	By:	/s/ John P. Mueller

John P. Mueller Chief Financial Officer